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                                                            Exhibit 1.8(b)(1)



                          PARTICIPATION AGREEMENT AMONG

                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON,

                       LIBERTY VARIABLE INVESTMENT TRUST,

                         LIBERTY ADVISORY SERVICES CORP.

                                       AND

                        KEYPORT FINANCIAL SERVICES CORP.



     This Agreement, made and entered into as of this ______ day of May, 1999 by and among Liberty Life Assurance Company of Boston (the "Company"), on its own behalf and on behalf of its Separate Accounts, each of which is a segregated asset account of the Company, Liberty Variable Investment Trust (the "Trust"), Liberty Advisory Services Corp. ("LASC") and Keyport Financial Services Corp. ("KFSC").

     WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement (each hereinafter a "Participating Insurance Company"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares (such series being hereinafter referred to individually as a "Series" or collectively as the "Series") available for purchase by the Company for the Separate Accounts and listed in Schedule A, which is attached hereto and incorporated herein; and

     WHEREAS, the Trust relies on an order from the Securities and Exchange Commission ("SEC"), dated July 1, 1988 (File No. 812-7044), granting life insurance companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and


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     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, Liberty Advisory Services Corp. ("LASC") serves as investment adviser to the Trust and is duly registered as an investment adviser under the Investment Advisers Act of 1940 and applicable state securities laws; and provides certain administrative services to the Trust; and

     WHEREAS, Liberty Funds Services, Inc. ("LFSI") serves as transfer agent to the Trust; and

     WHEREAS, the Company has registered or will register certain Variable Insurance Products (set forth in Schedule A, which is attached hereto and incorporated herein) under the 1933 Act, unless exempt therefrom; and

     WHEREAS, the Company has established duly organized, validly existing segregated asset accounts (set forth in Schedule A, which is attached hereto and incorporated herein) (the "Separate Accounts") by resolution of the Board of Directors of the Company; and

     WHEREAS, the Company has registered or will register certain Separate Accounts as unit investment trusts under the 1940 Act, unless exempt therefrom; and

     WHEREAS, the Company may rely on certain provisions of the 1933 and 1940 Acts that exempt certain Separate Accounts and Variable Insurance Products from the registration requirements of the Acts in connection with the sale of Variable Insurance Products under certain tax-advantaged retirement programs, described in Article II, Section 2.12 and as provided for by Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, KFSC serves as distributor of the Trust's shares and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Trust on behalf of each Separate Account to fund certain Variable Insurance Products listed in Schedule A and KFSC is authorized to sell such shares to the Separate Accounts at net asset value as provided in Article I hereof;

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     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, LASC and KFSC agree as follows:

ARTICLE I.  SALE OF FUND SHARES

     1.1. KFSC will sell to the Company those shares of the Trust which each Separate Account orders, executing such orders on a daily basis at the closing net asset value next computed after receipt by the Separate Accounts of purchase payments or for the business day on which transactions under Variable Insurance Products are effected by the Separate Accounts. The Company will notify the Trust of purchase orders by 9:30 a.m. Eastern time on the next following Business Day. For purposes of this Section 1.1, LFSI shall be the designee of the Trust to receive such orders from the Company on behalf of each Separate Account and receipt by LFSI shall constitute receipt by the Trust. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

     1.2. The Trust will make its shares available indefinitely for purchase at the applicable closing net asset value per share by the Company and its Separate Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC, and the Trust shall use reasonable efforts to calculate such net asset value on each Business Day, in accordance with Section 1.11. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Trustees") may refuse to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Series.

     1.3. The Trust and KFSC agree that shares of the Trust will be sold only to Participating Insurance Companies and their Separate Accounts. No shares of any Series will be sold to the general public.

     1.4. The Trust and KFSC will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Sections 2.5 and 2.12 of Article II of this Agreement is in effect to govern such sales.

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     1.5. The Trust will redeem for cash, at the Company's request, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the closing net asset value next computed after receipt by the Separate Accounts of redemption requests or for the Business Day on which transactions under Variable Insurance Products are effected by the Separate Accounts. The Company will notify the Trust of redemption requests by 9:30 a.m. Eastern time on the next following Business Day. For purposes of this Section 1.5, LFSI shall be the designee of the Trust to receive requests for redemption from the Company on behalf of each Separate Account, and receipt by such designee shall constitute receipt by the Trust.

     1.6. The Trust may suspend the redemption of any full or fractional shares of the Trust (1) for any period (a) during which the New York Stock Exchange is closed (other than customary weekend and holiday closings) or (b) during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists (as determined by the SEC) as a result of which (a) disposal by the Trust of securities owned by it is not reasonably practicable or (b) it is not reasonably practicable for the Trust fairly to determine the value of its net assets; or (3) for such other periods as the SEC may by order permit for the protection of shareholders of the Trust.

     1.7. The Company will purchase and redeem the shares of each Series offered by the then current prospectus of the Trust and in accordance with the provisions of such prospectus and statement of additional information (the "SAI") (collectively referred to as the "Prospectus," unless otherwise provided).

     1.8. The Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is placed in accordance with the provisions of Section 1.1. hereof. Payment shall be in federal funds transmitted by wire, or may otherwise be provided by separate agreement, with the reasonable expectation of receipt by the Trust by 2:00 p.m. Eastern time on the next Business Day after the Trust (or its designee) receives the purchase order.

     The Trust shall pay for redeemed Trust shares on the next Business Day after a request to redeem Trust shares is made in accordance with the provisions of Section 1.5 hereof. Payment shall be in federal funds transmitted by wire, or may otherwise be provided by separate agreement, with the

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reasonable expectation of receipt by the Company by 2:00 p.m. Eastern time on the next Business Day after the Trust (or its designee) receives the redemption request.

     With respect to the payment of the purchase price by the Company and of the redemption proceeds by the Trust, the Company and the Trust may net purchase and redemption orders with respect to each Series and may transmit one net payment per Series.

     1.9. Issuance and transfer of the Trust's shares will be by book entry only. The Trust will not issue share certificates to either the Company or the Separate Accounts. Shares ordered from the Trust will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

     1.10. The Trust, through its designee LFSI, shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the shares of any Series. The Company hereby elects to receive all such income, dividends and capital gain distributions as are payable on the shares of each Series in additional shares of that Series. The Company reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. The Trust shall notify the Company through LFSI of the number of shares so issued as payment of such income, dividends and distributions.

     1.11. The Trust shall make the closing net asset value per share for each Series available to the Company on a daily basis as soon as reasonably practical after closing the net asset value per share is calculated and shall use its best efforts to make such closing net asset value per share available by 6:30 p.m., Boston time. If the Trust provides materially incorrect share net asset value information (as determined under SEC guidelines), the Company and its designees shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company and its designees. The Trust or LASC, whichever is responsible for a material pricing error, shall reimburse the Company for its reasonable costs of correcting such an error.


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ARTICLE II.  REPRESENTATIONS AND WARRANTIES

     2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act to the extent required by the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is duly organized and in good standing under applicable law and that prior to any issuance or sale of any Contract it has legally and validly established each Separate Account as a segregated asset account under all applicable state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, to the extent required by the 1940 Act.

     2.2. The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act to the extent required by the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the Commonwealth of Massachusetts and all applicable federal and any state securities laws and that the Trust is and shall remain registered under the 1940 Act to the extent required by the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or KFSC.

     2.3. The Trust represents and warrants that it currently is qualified as a Regulated Investment Company under Subchapter M of the Code and that it will make every effort to remain qualified (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4. Subject to Sections 2.3 and 6.1 thereof, the Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust and KFSC immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

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     2.5. The Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future consistent with applicable law. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have its Trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     2.6. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Trust represents that it is currently in compliance and shall at all times remain in compliance with the applicable insurance laws of Delaware to the extent required to perform this Agreement and all other states to the extent that the Participating Insurance Company advises the Trust, in writing, of such laws or any changes in such laws, including the furnishing of information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state.

     2.7. KFSC represents and warrants that it is duly organized and validly existing under the laws of the Commonwealth of Massachusetts and that it is, and will remain, a member in good standing of the NASD and registered as a broker-dealer with the SEC. KFSC further represents that it will sell and distribute the Trust shares in accordance with the laws of the Commonwealth of Massachusetts and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.8. The Trust represents and warrants that it is and shall remain lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material aspects with the 1940 Act and the rules and regulations thereunder.

     2.9. LASC represents and warrants that it is duly organized and validly existing under the laws of the Commonwealth of Massachusetts and that it is and will remain duly registered as an investment adviser in all material aspects under all applicable federal and state securities laws and that it shall

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perform its obligations for the Trust in compliance in all material respects with all applicable laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws.

     2.10. The Trust represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to securities or funds of the Trust are and shall continue to be at all times covered by a joint fidelity bond in an amount not less than the minimum coverage required by Rule 17g-1 or other applicable regulations under the 1940 Act with no deductible amount. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable fidelity insurance company. Such fidelity bond may be a joint bond with other investment companies having the same investment adviser, sub-adviser, distributor or transfer agent.

     2.11. The Company represents and warrants that it will not, without the prior written consent of KFSC, purchase Trust shares with Separate Account assets derived from the sale of Contracts to individuals or entities which qualify under current or future state or federal law for any type of tax advantage (whether by a reduction or deferral of, deduction or exemption from, or credit against income or otherwise). Examples of such types of funds under current law include: any tax-advantaged retirement program, whether maintained by an individual, employer, employee association or otherwise (including, without limitation, retirement programs which qualify under Sections 401(a), 401(k), 403(a), 403(b), 408 and 457 of the Code), and any
retirement programs maintained for employees of the Government of the United States or by the government of any state or political subdivision thereof, or by any agency or instrumentality of any of the foregoing.

         2.12. The Company represents and warrants that it will not transfer or otherwise convey shares of the Trust, without the prior written consent of KFSC.

ARTICLE III.  PROSPECTUS AND PROXY STATEMENTS; VOTING

     3.1. KFSC shall provide the Company with as many copies of the current prospectus for each Series set forth on Schedule A, excluding the SAI, as the Company may reasonably request in connection with delivery of the prospectus, excluding the SAI, to shareholders and purchasers of the Contracts. If requested by the Company in lieu thereof, the Trust shall provide such documentation (including a final copy of the new prospectus, excluding the SAI, as set in type at the Trust's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more

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frequently if a prospectus for a Series is amended) to have the prospectus for the Contracts and the Series' prospectuses, excluding the SAI, printed together in one document. With respect to any Series prospectus that is printed in combination with any one or more Contract prospectus (the "Prospectus Booklet"), the costs of printing Prospectus Booklets for distribution to existing Contract owners shall be prorated to the Trust based on (a) the ratio of the number of pages of the Series prospectus included in the Prospectus Booklet to the number of pages in the Prospectus Booklet as a whole; and (b) the ratio of the number of Contract owners with Contract value allocated to the Series to the total number of Contract owners, PROVIDED THAT the Trust shall not be required to pay the Company more than $37,500 during calendar year 1999 as its portion of the cost of printing Prospectus Booklets, as allocated pursuant to this Section.

     3.2. Each Series prospectus shall state that the SAI for the Series is available from KFSC and the Trust, at its expense, shall provide a final copy of such SAI to KFSC for duplication and provision to any prospective owner who requests the SAI and to any owner of a Contract ("Owners").

     3.3. The Trust, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Owners.

     3.4. If and to the extent required by law, the Company and, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Owners, the Trust shall:

    (i)      solicit voting instructions from Owners;

    (ii) vote the Trust shares in accordance with instructions received from Owners; and

    (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Series for which instructions have been received;

     The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. Each Participating Insurance Company shall be responsible for assuring that each of its Separate Accounts participating in the Trust calculates voting privileges in a manner consistent with the standards to be provided in writing to the Participating Insurance Company.

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     3.5. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders. The Trust reserves the right to take all actions, including but not limited to, the dissolution, merger, and sale of all assets of the Trust upon the sole authorization of its Trustees, to the extent permitted by the laws of the Commonwealth of Massachusetts and the 1940 Act.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

     4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or LASC or any sub-adviser or KFSC is named, at least 10 days prior to its use. No such material shall be used if the Trust or its designee objects to such use within 10 days after receipt of such material.

     4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or a Prospectus for Series shares, as such registration statement and Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by KFSC, except with the permission of the Trust or KFSC or the designee of either. The Trust and KFSC agree to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that "broker only" materials including information about the Trust or KFSC are not distributed to existing or prospective owners, and neither the Trust nor KFSC shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials.

     4.3. The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, a Separate Account(s) and/or the Contracts are named at least 10 days prior to its use. No such material shall be used if the Company or its designee objects to such use within 10 days after receipt of such material.

     4.4. The Trust and KFSC shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, any Separate Account, or the

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Variable Insurance Products other than the information or representations contained in a registration statement or prospectus for such Variable Insurance Products, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for such Separate Account which are in the public domain or approved by the Company for distribution to Owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis. The Trust and KFSC shall adopt and implement procedures reasonably designed to ensure that "broker only" materials including information about the Company or the Contracts are not distributed to existing or prospective owners, and the Company shall not be liable for any losses, damages, or expenses relating to the improper use of such broker only materials.

     4.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemption, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     The Trust shall provide the Company with as much notice as is reasonable practicable of any proxy solicitation for a Series and of any material change in the prospectuses or registration statements relating to the Trust or its shares, particularly any changes resulting in a change to a prospectus or registration statement relating to the Contracts.

     4.6. The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemption, requests for no-action letters, and all amendments to any of the above, that relate to the Variable Insurance Products or any Separate Account, contemporaneously with the filing of such document with the SEC.

     4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written

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communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act, or the 1940 Act.

     4.8 The Company, the Trust, and KFSC agree that the provisions of this
Article IV is not intended to designate or otherwise imply that the Company is an underwriter or distributor of shares of the Trust.

ARTICLE V.  FEES AND EXPENSES

     5.1. The Trust and KFSC shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Series adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then KFSC may make payments to the Company or to the underwriter for the Variable Insurance Products if and in amounts agreed to by KFSC in writing and such payments will be made out of existing fees payable to KFSC by the Trust for this purpose. No such payments shall be made directly by the Trust. Currently, no such plan pursuant to Rule 12b-1 or payments are contemplated.

     5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. At its expense, the Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses of registration and qualification of the Trust's shares, preparation and filing of the Trust's registration statement, registration statement amendments, Series prospectuses, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust's shares.

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     5.3. The Company shall bear the expenses of distributing the Trust's proxy materials and reports to Owners.

ARTICLE VI.  DIVERSIFICATION

     6.1. The Trust will at all times invest money from the Variable Insurance Products in such a manner as to ensure that, insofar as such investment is required to assure such treatment, the Variable Insurance Products will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust currently complies with and at all times will continue to comply with Section 817(h) of the Code and the Treasury Regulations thereunder relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations, and will notify the Company immediately upon having a reasonable basis to believe any Series has ceased to comply or may not so comply in the future and will immediately take all necessary steps to adequately diversify the Series to achieve compliance within the grace period afforded by Regulation 1.817-5 of the Code.

ARTICLE VII.  POTENTIAL CONFLICTS

     7.1. The Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Owners of separate accounts of the Participating Insurance Companies investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Series are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance policy owners; or (f) a decision by an insurer to disregard the voting instructions of Owners. The Trustees shall promptly inform the Participating Insurance Companies if they determine that a material irreconcilable conflict exists and the implications thereof.

     7.2. The Company will report to the Trustees any potential or existing conflicts (including the occurrence of any event specified in paragraph 7.1 which may give rise to such a conflict) of which it is

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aware. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Owner voting instructions are disregarded.

     7.3. If it is determined by a majority of the Trust's Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies for which a material irreconcilable conflict is relevant shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts of Participating Insurance Companies from the Trust or any Series and reinvesting such assets in a different investment medium, including (but not limited to) another Series of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more of the Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Owners the option of making such a change; (2), establishing a new registered management investment company or managed separate account; and (3) obtaining SEC approval.

     7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Separate Account's investment in the Trust and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six months after the Trust gives written notice that this provision is being implemented, and until the end of that six-month period KFSC and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Separate Account's investment in the Trust and terminate this Agreement within six months after the Trustees inform the Company in writing that they have determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of the foregoing six-month period, KFSC and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

     7.6. For purposes of Sections 7.3. through 7.6. of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Variable Insurance Products. The Company shall not be required to establish a new funding medium for the Variable Insurance Products if an offer to do so has been declined by vote of a majority of Owners materially adversely affected by the material irreconcilable conflict. If the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the affected Separate Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4., 3.5., 7.1., 7.2., 7.3., 7.4.,
and 7.5. of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  INDEMNIFICATION

     8.1 INDEMNIFICATION BY THE COMPANY

         (a) The Company agrees to indemnify and hold harmless LASC, the KFSC, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this Article VIII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Trust Shares or the Contracts and

              (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VIII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

              (ii) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section

8.2(a)(i) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

              (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 8.2(a)(i) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

              (iv) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

              (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, subject to Sections 8(1)(b) and (c) below.

         (b) The Company shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or LASC, whichever is applicable. The Company shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified

Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         (c) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

         The provisions of this Section 8.1 shall survive the termination of this Agreement.

8.2      INDEMNIFICATION BY THE ADVISER

         (a) LASC agrees to indemnify and hold harmless the Company, the underwriter of the Contracts and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually an "Indemnified Party" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LASC, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith)
(collectively, "Losses") to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Trust's Shares or the Contracts and:

              (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the "Trust Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with written information furnished to LASC or Trust by or on behalf of the Company for use in the Registration

Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

              (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the disclosure documents or sales literature for the Contracts not supplied by LASC or persons under its control) or wrongful conduct of the Trust, LASC or KFSC or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

              (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a disclosure document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Trust; or

              (iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified in Section 2.3 of this Agreement and the diversification requirements specified in Section 6.1 of this Agreement); or

              (v) arise out of or result from any material breach of any representation and/or warranty made by LASC or KFSC in this Agreement or arise out of or result from any other material breach of this Agreement by LASC or KFSC, as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

         (b) LASC shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

         (c) LASC shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LASC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LASC of any such claim shall not relieve LASC from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, LASC will be entitled to participate, at its own expense, in the defense thereof. LASC also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LASC to such party of LASC's election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and LASC will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         (d) The Company agrees promptly to notify LASC of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

         (e) If, in any participation agreement to which LASC is a party executed after the date of this Agreement (a "Later Agreement"), LASC shall agree to indemnify a participating insurance company other than the Company for the Trust's failure to comply with the Subchapter M and Section 817(h) diversification requirements and regulations under the Internal Revenue Code, then LASC agrees that it shall indemnify the Company pursuant to this Agreement to the same extent it is required to indemnify the other participating company under a Later Agreement.

         The provisions of this Section 8.2 shall survive the termination of this Agreement.

8.3 INDEMNIFICATION BY THE TRUST

         (a) The Trust agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Section 8.3(b) and 8.3(c) hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

         (b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Trust, LASC or each Account, whichever is applicable.

         (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         (d) The Company and LASC agree promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either the Account, or the sale or acquisition of share of the Trust.

     The provisions of this Section 8.3 shall survive the termination of this Agreement.

ARTICLE IX.  APPLICABLE LAW

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws principles provided, however, that if such laws or any of the provisions of this Agreement conflict with applicable provisions of the 1940 Act, the latter shall control.

     9.2. This Agreement shall be made subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  TERMINATION

     10.1. This Agreement shall terminate:

         (a) at the option of any party upon six months advance written notice to the other parties; or

         (b) at the option of the Company to the extent that shares of a Series are not reasonably available to meet the requirements of the Variable Insurance Products as determined by the Company, provided however, that such termination shall apply only to the Series not reasonably available. Prompt notice of the election to terminate for such cause shall be furnished by the Company; or

         (c) at the option of the Trust, LASC or KFSC, if formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or any other regulatory body regarding the duties of the Company under this Agreement or related to the sale of the

Variable Insurance Products, with respect to the operation of a Separate Account, or the purchase of the Trust shares, provided, however, that the Trust or KFSC, as the case may be, shall determine in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

         (d) at the option of the Company, if formal administrative proceedings are instituted against the Trust, LASC or KFSC by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust, LASC or KFSC to perform its respective obligations under this Agreement; or

         (e) with respect to a Separate Account, upon requisite authority to substitute the shares of another investment company for shares of the corresponding Series of the Trust in accordance with the terms of the Variable Insurance Products for which those Series shares had been selected to serve as the underlying investment media. The Company will give the Trust 30 days' prior written notice the date of any proposed action to replace the Trust shares; or

         (f) at the option of the Company, in the event any of the Trust's shares are not registered, issued or sold in accordance with applicable federal and any state law or such law precludes the use of such shares as the underlying investment media of the Variable Insurance Products issued or to be issued by the Company; or

         (g) at the option of the Company, if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

         (h) at the option of the Company, if the Trust fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably believes that the Trust may fail to meet the diversification requirements set forth in Article VI of this Agreement; or

         (i) at the option of the Trust, LASC or KFSC, if:

               (1) the Trust, LASC or KFSC, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that such material adverse publicity will have a material adverse impact upon the business and operations of the Trust, LASC or KFSC,

               (2) the Trust, LASC or KFSC shall notify the Company in writing of such determination and its intent to terminate this Agreement, and

               (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Trust, LASC or KFSC shall continue to apply on the 60th day following the giving of such notice, which 60th day shall be the effective date of termination; or

         (j) at the option of the Company, if

               (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that the Trust, LASC or KFSC has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse publicity will have a material adverse impact upon the business and operations of the Company or the sale of the Contracts, and

               (2) after making such determination, the Company has notified the Trust, LASC and KFSC in writing of such determination and of its intent to terminate the Agreement, and

               (3) after considering the actions taken by the Trust, LASC and/or KFSC and any other changes in circumstances since the giving of such notice, such determination shall continue to apply on the 60th day following the giving of such notice, which 60th day shall be the effective date of termination; or

         (k) at the option of either the Trust or KFSC, if the Company gives the Trust and KFSC the written notice specified in Section 10.3.(a). hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1.(k). shall be effective 45 days after the notice specified in 10.3.(a). was given; or

         (l) upon another Party's failure to cure a material breach of any provision of this Agreement within 30 days after written notice thereof.

         10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1.(a). may be exercised for any reason or for no reason.

         10.3. NOTICE REQUIREMENT. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Furthermore,

         (a) in the event that any termination is based upon the provisions of Article VII., or the provision of Section 10.1.(a), 10.1.(i), 10.1.(j) or 10.1.(k) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

         (b) in the event that any termination is based upon the provisions of Section 10.1.(c) or 10.1.(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination.

         10.4. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Trust, LASC and KFSC shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Variable Insurance Products in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Products"). Specifically, without limitation, the Owners of the Existing Products shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Products. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

ARTICLE XI.  NOTICES

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Company:
                  Liberty Life Assurance Company of Boston
                  175 Berkeley Street
                  Boston, MA 02117
                  Attn: Executive Vice President and Chief Operating Officer With a copy to: Counsel

         If to the Trust:
                  c/o Colonial Management Associates, Inc.
                  600 Atlantic Avenue
                  Boston, MA 02111
                  Attn.: Secretary

         If to LASC or KFSC:
                  125 High Street
                  Boston, Massachusetts 02110
                  Attention:  President
                  With a copy to: General Counsel

ARTICLE XII.  MISCELLANEOUS

     12.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust hereunder and otherwise understand that the Trustees, officers, agents or shareholders of the Trust shall have no personal liability for any obligations entered into by or on behalf of the Trust.

     12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the Owners and all information reasonably identified as confidential in writing be any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

     12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be effected thereby.

     12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, the Internal Revenue Service and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.7. The Trust and KFSC agree that to the extent any advisory or other fees received by the Trust, KFSC, or LASC are determined to be unlawful in appropriate legal or administrative proceedings, the Trust shall indemnify and reimburse the Company for any out-of-pocket expenses and actual damages the Company has incurred as a result of any such proceeding, provided however that the provisions of Section 8.2(b) and 8.2(c) of this Agreement. shall apply to such indemnification and reimbursement obligation. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Trust under this Agreement.

     12.8. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligation, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.9. Except as otherwise expressly provided in this Agreement, neither the Trust, its investment adviser, its principal underwriter, or any affiliates thereof, or KFSC, shall use any trademark, trade name, service mark or logo of the Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without the Company's prior written consent, the granting of which shall be at the Company's sole option.

     12.10. Except as otherwise expressly provided in this Agreement, neither the Company nor any of its affiliates shall use any trademark, trade name, service mark or logo of the Trust, its investment adviser, its principal underwriter, or any affiliates thereof, or KFSC, or any variation of any such trademark, trade name, service mark or logo, without the Trust's prior written consent, the granting of which shall be at the Trust's sole option.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized officer and its seal to be hereunder affixed hereto as of the date first set forth above.

                        LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

                        By:

                        Title:



                        LIBERTY VARIABLE INVESTMENT TRUST

                        By:

                        Title:



                         LIBERTY ADVISORY SERVICES CORP.

                         By:

                         Title:



                        KEYPORT FINANCIAL SERVICES CORP.

                        By:

                        Title:

SCHEDULE A

TRUST SERIES AVAILABLE UNDER THE VARIABLE INSURANCE PRODUCTS
------------------------------------------------------------

Colonial US Stock Fund, Variable Series
Liberty All Star Equity Fund, Variable Series
Colonial Small Cap Value Fund, Variable Series
Colonial Strategic Income Fund, Variable Series
Colonial High Yield Securities Fund, Variable Series

SEPARATE ACCOUNTS UTILIZING THE SERIES
---------------------------------------

LLAC Variable Account.

VARIABLE INSURANCE PRODUCTS FUNDED BY THE SEPARATE ACCOUNT
----------------------------------------------------------

Liberty's Spectrum Select Modified Single Payment Variable Life
   Insurance Contract

Liberty's Spectrum Select Last Survivor Modified Single Payment
   Variable Life Insurance Contract